PriceSmart Announces Third Quarter Results of Operations and June Sales

San Diego, CA (July 7, 2016) - PriceSmart, Inc. (NASDAQ: PSMT) today announced its results of operations for the third quarter of fiscal year 2016 which ended on May 31, 2016.

For the third quarter of fiscal year 2016, net warehouse club sales increased 1.4% to $684.5 million from $675.3 million in the third quarter of fiscal year 2015. Total revenues for the third quarter of fiscal year 2016 were $704.3 million compared to $697.1 million in the comparable period of the prior year. The Company had 38 warehouse clubs in operation as of May 2016 compared to 36 warehouse clubs in operation as of May 2015.

The Company recorded operating income during the quarter of $27.5 million, as compared to operating income of $33.5 million in the prior year. Net income was $16.8 million, or $0.55 per diluted share, in the third quarter of fiscal year 2016 as compared to $21.2 million, or $0.70 per diluted share, in the third quarter of fiscal year 2015.

For the first nine months of fiscal year 2016, net warehouse club sales increased 4.4% to $2,134.4 million from $2,043.8 million in the first nine months of fiscal year 2015. Total revenues for the first nine months of the fiscal year 2016 increased 4.3% to $2,194.1 million from $2,103.4 million in the same period of the prior year. For the first nine months of fiscal year 2016, the Company recorded operating income of $103.9 million and net income of $66.5 million, or $2.19 per diluted share. During the nine month period in fiscal year 2015, the Company recorded operating income of $111.5 million and net income of $66.7 million, or $2.20 per diluted share.

The Company also announced that for the month of June 2016, net warehouse club sales increased 1.8% to $221.1 million, from $217.2 million in June a year earlier. For the ten months ended June 30, 2016, net warehouse club sales increased 4.2% to $2,355.4 million, from $2,261.0 million for the ten months ended June 30, 2015. There were 38 warehouse clubs in operation at the end of June 2016 and 37 warehouse clubs in operation at the end of June 2015.

For the four weeks ended June 26, 2016, comparable warehouse sales for the 36 warehouse clubs open at least 13 1/2 full months decreased 1.9%, compared to the same four-week period last year. For the forty-three week period ended June 26, 2016, comparable warehouse sales decreased 0.9%, compared to the comparable forty-three week period a year ago.

 Comparable warehouse sales were negatively impacted by the devaluation of the Colombian peso from the year ago period. Six warehouse clubs in Colombia are in the calculation for comparable warehouse sales. Excluding those warehouse clubs, the four-week and thirty-week comparable warehouse sales for the other 30 warehouse clubs open at least 13 ½ full months decreased 0.1% and increased 2.2%, respectively.

PriceSmart management will host a conference call at 12:00 p.m. Eastern time (9:00a.m. Pacific time) on Friday, July 8, 2016, to discuss the financial results. Individuals interested in participating in the conference call may do so by dialing (877) 852-6561 toll free, or (719) 325-4765 for international callers and entering participant code 2945542. A digital replay will be available through July 31, 2016, following the conclusion of the call by dialing (888) 203-1112 for domestic callers, or (719) 457-0820 for international callers, and entering replay passcode 2945542.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Latin America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 38 warehouse clubs in 12 countries and one U.S. territory (six each in Costa Rica and Colombia; five in Panama, four in Trinidad; three each in Guatemala, the Dominican Republic and Honduras; two each in El Salvador and Nicaragua; and one each in Aruba, Barbados, Jamaica and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow, proposed warehouse club openings, the Company's performance relative to competitors, the outcome of tax proceedings and related matters. These forward-looking statements include, but are not limited to, statements containing the words expect, believe, will, may, should, project, estimate, anticipated, scheduled, and like expressions, and the negative thereof. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,”

“should,” “project,” “estimate,” “anticipated,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results  to  differ  materially,  including the  following risks:  our  financial performance is dependent on international operations, which exposes us to various risks; any failure by us to manage our widely dispersed operations could adversely affect our business; we face significant competition; future sales growth depends on our ability to successfully open new warehouse clubs and grow sales in our existing locations; we might not identify in a timely manner or effectively respond to changes in consumer preferences for merchandise, which could adversely affect our relationship with members, demand for our products and market share; although we have begun to offer limited online shopping to our members, our sales could be adversely affected if one or more major international online retailers were to enter our markets or if other competitors were to offer a superior online experience; our profitability is vulnerable to cost increases; we face difficulties in the shipment of and inherent risks in the importation of, merchandise to our warehouse clubs; we are exposed to weather and other natural disaster risks; general economic conditions could adversely impact our business in various respects; we are subject to risks associated with possible changes in our relationships with third parties with which we do business, as well as the performance of such third parties; we rely extensively on computer systems to process transactions, summarize results and manage our business; failure to adequately maintain our systems and disruptions in our systems could harm our business and adversely affect our results of operations; we could be subject to additional tax liabilities; a few of our stockholders own approximately 26.0% of our voting stock as of May 31, 2016, which may make it difficult to complete some corporate transactions without their support and may impede a change in control; failure to attract and retain qualified employees, increases in wage and benefit costs, changes in laws and other labor issues could materially adversely affect our financial performance; we are subject to volatility in foreign currency exchange rates; we face the risk of exposure to product liability claims, a product recall and adverse publicity; any failure to  maintain the security of the information relating to our company, members, employees and vendors that we hold, whether as a result of cybersecurity attacks on our information systems, failure of internal controls, employee negligence or malfeasance or otherwise, could damage our reputation with members, employees, vendors and others, could cause us to incur substantial additional costs and to become subject to litigation and could materially adversely affect our operating results; we are subject to payment related risks; changes in accounting standards and assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial condition and results of operations; we face increased public company compliance risks and compliance risks related to our international operations; if remediation costs or hazardous substance contamination levels at certain properties for which we maintain financial responsibility exceed management's current expectations, our financial condition and results of operations could be adversely impacted. The risks described above as well as the other risks detailed in the Company's U.S. Securities and Exchange Commission (“SEC”) reports, including the Company's Annual Report on Form 10-K filed for the fiscal year ended August 31, 2015 filed on October 29, 2015 pursuant to the Securities Exchange Act of 1934. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact John M. Heffner, Principal Financial Officer and Principal Accounting

Officer (858) 404-8826.

PRICESMART, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED—AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended		Nine Months Ended
	May 31,	May 31,	May 31,	May 31,
	2016	2015	2016	2015
Revenues:
Net warehouse club sales	$684,547	$675,314	$2,134,365	$2,043,849
Export sales	7,091	9,465	21,872	24,126
Membership income	11,475	11,189	34,226	32,202
Other income	1,149	1,135	3,661	3,244
Total revenues	704,262	697,103	2,194,124	2,103,421
Operating expenses:
Cost of goods sold:
Net warehouse club	590,500	578,868	1,832,183	1,743,772
Export	6,742	8,992	20,799	22,953
Selling, general and administrative:
Warehouse club operations	62,745	60,754	188,348	179,006
General and administrative	16,439	14,214	48,086	41,681
Pre-opening expenses	13	33	389	3,411
Loss/(gain) on disposal of assets	334	724	399	1,087
Total operating expenses	676,773	663,585	2,090,204	1,991,910
Operating income	27,489	33,518	103,920	111,511
Other income (expense):
Interest income	322	283	780	813
Interest expense	(1,571)	(1,615)	(4,480)	(4,759)
Other income (expense), net	(222)	(311)	(1,018)	(4,602)
Total other income (expense)	(1,471)	(1,643)	(4,718)	(8,548)
Income before provision for income taxes and income (loss) of unconsolidated affiliates	26,018	31,875	99,202	102,963
Provision for income taxes	(9,168)	(10,750)	(33,113)	(36,378)
Income (loss) of unconsolidated affiliates	(13)	70	362	92
Net income	16,837	$21,195	$66,451	66,677
Net income per share available for distribution:
Basic net income per share	$0.55	$0.70	$2.19	$2.20
Diluted net income per share	$0.55	$0.70	$2.19	$2.20
Shares used in per share computations:
Basic	29,951	29,883	29,918	29,834
Diluted	29,955	29,888	29,923	29,841
Dividends per share	$—	$—	$0.70	$0.70

PRICESMART, INC.

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	May 31,
	2016	August 31,
	(Unaudited)	2015
ASSETS
Current Assets:
Cash and cash equivalents	$202,616	$157,072
Short-term restricted cash	518	61
Receivables, net of allowance for doubtful accounts of $0 as of May 31, 2016 and August 31, 2015, respectively	5,949	9,662
Merchandise inventories	253,778	267,175
Prepaid expenses and other current assets	18,030	22,535
Total current assets	480,891	456,505
Long-term restricted cash	2,618	1,464
Property and equipment, net	456,584	433,040
Goodwill	35,652	35,871
Deferred tax assets	15,009	14,845
Other non-current assets (includes $3,889 and $4,129 as of May 31, 2016 and August 31, 2015, respectively, for the fair value of derivative instruments)	48,271	39,182
Investment in unconsolidated affiliates	10,798	10,317
Total Assets	$1,049,823	$991,224
LIABILITIES AND EQUITY
Current Liabilities:
Short-term borrowings	$10,127	$6,606
Accounts payable	245,096	241,978
Accrued salaries and benefits	18,502	17,977
Deferred membership income	21,127	20,184
Income taxes payable	5,425	9,595
Other accrued expenses (includes $192 and $66 as of May 31, 2016 and August 31, 2015, respectively, for the fair value of foreign currency forward contracts)	21,910	23,558
Dividends payable	10,629	—
Long-term debt, current portion	16,099	17,169
Total current liabilities	348,915	337,067
Deferred tax liabilities	1,879	1,755
Long-term portion of deferred rent	8,817	6,595
Long-term income taxes payable, net of current portion	1,044	1,402
Long-term debt, net of current portion	71,462	73,365
Other long-term liabilities (includes $1,684 and $1,699 for the fair value of derivative instruments and $3,791 and $2,757 for post employment plans as of May 31, 2016 and August 31, 2015, respectively)	5,475	4,456
Total Liabilities	437,592	424,640

PRICESMART, INC.

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

Equity:
Common stock, $0.0001 par value, 45,000,000 shares authorized; 31,214,715 and 30,977,764 shares issued and 30,394,175 and 30,184,584 shares outstanding (net of treasury shares) as of May 31, 2016 and August 31, 2015, respectively	3	3
Additional paid-in capital	409,979	403,168
Tax benefit from stock-based compensation	11,290	10,711
Accumulated other comprehensive loss	(106,431)	(101,512)
Retained earnings	328,804	283,611
Less: treasury stock at cost; 820,540 shares as of May 31, 2016 and 793,180 shares as of August 31, 2015	(31,414)	(29,397)
Total Equity	612,231	566,584
Total Liabilities and Equity	$1,049,823	$991,224